EXHIBIT 10.20



                                 PROMISSORY NOTE

$155,380                                                          June 15,1998

      FOR VALUE RECEIVED, Windell D. Norris, Jr. (herein called "MAKER") hereby promises to pay to the order of CRC Holdings Corp., a Delaware corporation ("PAYEE"), the principal sum of One Hundred Fifty Five Thousand Three Hundred Eighty Dollars ($155,380) with interest thereon at the rate of Six and 75/100 percent (6.75%) per annum. Both principal and interest are payable as hereinafter provided in lawful money of the United States of America at the address of Payee set forth below or at such other place as from time to time may be designated by the holder of this Note.

      The principal of this Note shall be due and payable as follows: $46,614.00 shall be due on September 30, 1998 and the balance of $108,766.00 shall be due on June 30, 2002. Interest on this Note shall be payable in quarterly installments, each of which shall be due on the last day of each March, June, September and December of each year, beginning September 30, 1998 and continuing regularly thereafter until maturity.

      Upon the occurrence of an Event of Default under the Security Agreement (defined below), Payee shall have the option of declaring the principal of this Note, and all accrued and unpaid interest thereon, to be immediately due and payable (an "ACCELERATION").

      This Note is secured by and entitled to the benefits of that certain Security Agreement of even date herewith (the "SECURITY AGREEMENT") between Maker and Payee, as the secured party. Maker shall have the right to prepay, without penalty, at any time and from time to time prior to maturity, all or any part of the unpaid principal balance of this Note and/or all or any part of the unpaid interest accrued to the date of such prepayment, provided that any such principal thus paid is accompanied by accrued interest on such principal.

      It is the intent of the Payee and Maker in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, the Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or it any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum interest rate permitted to be charged by applicable law. Neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith that may be in apparent conflict herewith. The holder of this Note expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest

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received for the actual period of existence of the loan evinced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that the said payee or any other holder of this Note shall collect monies that are deemed to constitute interest that would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to Maker or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note, Maker acknowledges that it believes the loan evinced by this Note to be non-usurious and agrees that if, at any time, Maker should have reason to believe that such loan is in fact usurious, it will give the holder of this Note notice of such condition and Maker agrees that said holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "APPLICABLE LAW" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws are applicable and allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

      Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the holder of this Note in addition to the principal and interest due and payable hereon reasonable attorneys' and collection fees.

      Maker and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

      This Note and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Texas and the law of the United States applicable to transactions within such State.

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      IN WITNESS WHEREOF, Maker had duly executed and delivered this Note as of the date first above written.


                                         ____________________________________
                                         Windell D. Norris, Jr.


                                                     Address of Maker


                                               _________________________

                                               _________________________

Address of Payee

11601 N. Houston-Rosslyn Road
Houston, Texas  77086